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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K

                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Earliest Event Reported -- December 13, 1995

                 THE BLACK & DECKER CORPORATION
     (Exact name of registrant as specified in its charter)




    Maryland                 1-1553                52-0248090
(State or other              (Commission       (IRS Employer
jurisdiction of               File Number)      Identification No.)
incorporation)



701 East Joppa Road        Towson, Maryland              21286
(Address of principal executive offices)               (Zip Code)



                          (410) 716-3900
      (Registrant's telephone number, including area code)



                          Not Applicable
     (Former name or address, if changed since last report)






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Item 5.  OTHER EVENTS

     On December 13, 1995, The Black & Decker Corporation announced that it had signed a definitive agreement to sell PRC Inc., its information technology and services business headquartered in McLean, Virgnia, to Litton Industries, Inc. for $425 million.
Black & Decker acquired PRC in 1989 as part of its acquisition of Emhart Corporation and previously sold the medical, real estate and environmental portions of PRC's business. The sale of PRC Inc. is expected to be completed by the end of January 1996. The net proceeds from the sale will be used to reduce debt.





                 THE BLACK & DECKER CORPORATION




                        S I G N A T U R E


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE BLACK & DECKER CORPORATION



                              By /s/ CHARLES E. FENTON
                              Charles E. Fenton
                              Vice President and General
                                Counsel




Date:  December 21, 1995